Exhibit 10.1

SUBLEASE

                THIS SUBLEASE effective as of the 1st day of November, 2001 between MedChem Products, Inc., a Massachusetts corporation having an address of 160 New Boston Street, Woburn, Massachusetts 01801 (hereinafter called “Sublandlord”), and Anika Research, Inc., a Massachusetts corporation, having an address of 160 New Boston Street, Woburn, Massachusetts 01801 (hereinafter called “Subtenant”).

WITNESSETH THAT

                WHEREAS, by a lease dated as of December 5, 1991, as amended by a First Amendment dated October 15, 1992 and by a Second Amendment dated February 1, 1993 (the “Existing Main Lease”), Josephine G. Maggiore, as Executrix of the Estate of Benedict S. Maggiore and Paul J. Maggiore, Co–partners, leased to Sublandlord space in the building located at 160 New Boston Street, Woburn, Massachusetts (the “Main Premises”), upon the terms, covenants and conditions therein contained, a copy of which has been previously provided by Sublandlord to Subtenant under the terms of the Prior Sublease, as such term is hereinafter defined; and

                WHEREAS, title to the Main Premises was conveyed by Josephine G. Maggiore, as Executrix of the Estate of Benedict S. Maggiore, and Paul J. Maggiore, Co–partners, to Paul J. Maggiore,  as Trustee of the 160 NBS Realty Trust, under declaration of Trust dated December 23,1992, recorded with the Middlesex South Registry of Deeds in Book 23099, Page 82 (“Landlord”); and

              WHEREAS, upon the terms, covenants and conditions therein contained, Landlord and Sublandlord have entered into a lease covering the Main Premises dated June 13, 2001, which as of December 6, 2001, will supercede the Existing Main Lease (“Future Main Lease”), a copy of which is attached hereto as Exhibit A; and

              WHEREAS, by a sublease dated May 3, 1993, as amended by a First Amendment dated February 7, 1994, and by a Second Amendment dated November 12, 1997 and a Third Amendment dated February 27, 1998 (the “Prior Sublease”), Sublandlord subleased to Subtenant certain space in the Main Premises, upon the terms, covenants and conditions  contained in the Prior Sublease;

              WHEREAS, the Prior Sublease terminated on October 31, 2001;

              WHEREAS, Subtenant is desirous of continuing to sublease from Sublandlord certain space in the Main Premises; and

                WHEREAS, Sublandlord is willing to sublease to Subtenant that portion of the Main Premises identified as the Anika Space and the Shared Space on the plan attached hereto as Exhibit B (the “Subleased Premises”), on the terms stated herein.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                1. Sublandlord hereby leases to Subtenant, and Subtenant hereby takes and leases from Sublandlord, the Subleased Premises for an initial term which commences on November 1, 2001 (the “Commencement Date”) and ends on October 31, 2003. After the expiration of the initial term, this Sublease shall thereafter remain in effect until terminated by one party upon at least ninety (90) days prior written notice to the other party. The Subleased Premises are to be delivered to Subtenant in their “as is” condition and the Subleased Premises shall be treated as delivered on the Commencement Date.

                2. As used in each subsequent paragraph of this Sublease, the term “Main Lease” shall through December 5, 2001 mean the Existing Main Lease. After such date, the term “Main Lease” shall mean the Future Main Lease.

3. Subtenant hereby expressly agrees and covenants to Landlord and to Sublandlord, that Subtenant assumes, is bound by and shall faithfully perform, all of the obligations of Sublandlord as tenant under the Main Lease, except as otherwise expressly provided for herein. It is further agreed that the relationship between, and rights of, Subtenant and Sublandlord shall, except as expressly provided for herein, be governed by the Main Lease as if they were tenant and landlord, respectively, under the Main Lease, and that Sublandlord specifically shall have all rights granted to Landlord under the Main Lease with respect  to enforcement of the provisions of this Sublease and the termination hereof; provided, however, that Sublandlord shall not be deemed to guarantee performance by Landlord of its obligations under the Main Lease, and Sublandlord shall have no liability to Subtenant for any default in this Sublease caused by the default of any other act of Landlord under the Main Lease. It is further agreed that performance by Sublandlord shall be conditional upon the performance by Landlord of its obligations under the Main Lease, which obligations Sublandlord agrees to use reasonable efforts to enforce. Sublandlord shall be entitled to exercise any of the remedies set forth in Article XI of the Main Lease if any of the events of default set forth in Section 11.1 of the Main Lease occur; provided, however, all references to ten (10) business days in subsection (a) of Section 11.1 of the Main Lease shall be reduced to five (5) business days.

                4. Subtenant covenants and agrees with Sublandlord to pay to Sublandlord as rent during the term hereof:

                4.1 Fixed Rent at the initial annual rate of  One Hundred and One Thousand Three Hundred Seventy Dollars ($101,370.00), said initial rental to be payable in equal installments of Eight Thousand Four Hundred Forty Seven Dollars and Fifty Cents ($8447.50) Dollars in advance on the first day of each month of the term of this Sublease, and at that rate for any fraction of a month at the end of the term. Such fixed rent shall increase on a per square foot basis equal to and simultaneous with each increase in fixed rent under the Main Lease. All fixed rent payments shall be payable by wire transfer to an account designated by Sublandlord.   The fixed rent is based on a total of 10,137 square feet consisting of 100% of the area identified as Anika Space on Exhibit B plus 50% of the area identified as Shared Space on Exhibit B.

                                4.2 Any amounts Sublandlord is required to pay Landlord pursuant to Article IV of the Main Lease attributable to the Subleased Premises, which amounts shall be paid by Subtenant to Sublandlord within five (5) business days after receipt of a bill from Sublandlord, except that Subtenant shall only be responsible for fifty percent (50%) of such amounts with respect solely to the1130 square feet of the Subleased Premises identified as Shared Space on Exhibit B.

                                4.3 All other costs, expenses, charges and fees required by the Main Lease with respect to the Subleased Premises shall be paid by Subtenant directly to Sublandlord or the appropriate payees in accordance with the terms of the Main Lease, except that Subtenant shall only be responsible for fifty percent (50%) of such costs, expenses, charges and fees with respect solely to the1130 square feet of the Subleased Premises identified as Shared Space on Exhibit B.  With respect to utility service, Subtenant shall pay the entire cost of any service separately metered in the Subleased Premises.  Subtenant shall also pay its pro rata share of electrical, gas and water and sewer charges, calculated on a square footage basis, unless Subtenant’s use of such services is more intense than the use of such service in the balance of the Building, in which case Subtenant shall pay a fair allocation of the extra cost attributable thereto.

                All payments under this Paragraph 4 shall be made by Subtenant without any set–off or deduction whatsoever, in lawful money of the United States. Such payments shall be paid to Sublandlord at Sublandlord’s office hereinabove set forth or at such other place or to such other party or parties as Sublandlord may from time to time designate by notice to Subtenant. Subtenant  shall pay Sublandlord interest at the rate set forth in Section 11.2 of the Main Lease on any payment required by this Paragraph 4 which is not made by Subtenant when due.

                5. Subtenant covenants and agrees to use the Subleased Premises for the permitted Uses set forth in Section 1.2 of the Main Lease and for no other purpose.

              6. Sublandlord warrants and represents that it has no knowledge of any default by itself or by Landlord under the Main Lease; that the Main Lease is in full force and effect and that Sublandlord has a good right to sublease its interest in the same provided Sublandlord obtains the consent of Landlord in accordance with Section 6.1 of the Main Lease; and that Sublandlord has done nothing to defeat or impair this Sublease. Sublandlord further warrants and covenants that Subtenant, upon performance of Subtenant’s obligations hereunder and subject to the provisions hereof, shall for the term hereof with respect to the Subleased Premises, succeed to all rights of Sublandlord under the Main Lease and will have quiet possession of the Subleased Premises unless the Main Lease be terminated for any reason; provided, however, that this Sublease shall be in all respects subject to the Main Lease and if the Main Lease shall terminate during the term hereof for any reason, this Sublease shall terminate upon such termination with the same force and effect as if such termination date had been named herein as the termination date hereof; and if any provisions of this Sublease shall be in violation of the provisions of the Main Lease, the provisions of the Main Lease shall be deemed to limit the provisions hereof. It is expressly understood and agreed, however, that nothing stated in this Paragraph 6 shall be deemed to confer upon Subtenant any greater rights than are set forth herein nor limit any of the Subtenant’s obligations hereunder.

                7. Subtenant agrees to do nothing which will subject the Main Lease to termination by Landlord under the provisions of the Main Lease, and it is further agreed that if Subtenant is in default of the provisions of the Main Lease, Sublandlord may, but need not, cure said default specifically on behalf of and for the account of Subtenant, in which case all costs, damages, and expenses incurred by Sublandlord in connection therewith shall be paid to Sublandlord immediately upon its demand as additional rent hereunder. By curing Subtenant’s default on its behalf and account, as aforesaid, Sublandlord shall not be deemed to have waived any of its rights nor to have released Subtenant from any of its obligations under this Sublease. It is agreed, however, that Sublandlord may cure said default on its own account to preserve its interest in the Main Lease, and may terminate this Sublease pursuant to the terms hereof by reason of said default by Subtenant, if Subtenant does not pay as additional rent to Sublandlord all costs, damages and expenses incurred by Sublandlord in connection with such cure within the applicable grace period provided for in the Main Lease, as amended by Paragraph 3 above. In the event of such termination, Sublandlord shall be entitled to all remedies and damages provided for Landlord in the Main Lease, or as otherwise provided by law. In the event that the Main Lease is terminated by Landlord by reason of Subtenant’s default, Subtenant shall indemnify and hold Sublandlord harmless from such damages as Sublandlord may become liable to pay under the Main Lease  resulting from such default, plus all other expenses and costs related thereto, including without limitation attorneys’ fees.

                8. Subtenant shall not have the right to sublet the Subleased Premises, or any portion thereof, nor to assign or in any way transfer its interest in the same, nor to suffer or permit others to occupy the same, nor to suffer or permit the same to be assigned or transferred by operation of law or otherwise, without the prior consent of Sublandlord and Landlord, such consent to be governed by the terms of Article VI of the Lease.

                9. Subtenant shall not have the right to enter upon the portion of the Main Premises not subleased to Subtenant hereunder without obtaining the prior written consent of Sublandlord. Sublandlord hereby reserves a right of ingress to and egress from the front of the Building through the Subleased Premises to its remaining space in the Building, the location of which shall be reasonably acceptable to Sublandlord and Subtenant. Such access shall be available seven (7) days a week, twenty–four (24) hours per day, but otherwise subject to Subtenant’s reasonable security regulations.

                10. Subtenant shall maintain with respect to the Subleased Premises the insurance required by Section 8.2 of the Main Lease to be taken out by the tenant thereunder, which insurance shall name Landlord and Sublandlord as additional insureds, all in accordance with said sections of the Main Lease.

                11. At the expiration or earlier termination of this Lease, Subtenant shall surrender and yield up the Subleased Premises in as good condition as they were in at the beginning of the term of this Sublease, reasonable wear and tear excepted.  Notwithstanding the foregoing, Subtenant shall, at the end of the term and at its own expense, remove all leasehold installations required to be removed by the tenant under the Main Lease as well as all equipment and trade fixtures of Subtenant from the Subleased Premises, and repair all injury done by such removal. All property of Subtenant remaining on the Premises after the expiration of this Sublease shall be deemed abandoned.

                If Subtenant shall remain in possession of the Subleased Premises after the expiration or earlier termination of this Sublease without any express agreement as to such holding over, Subtenant shall be liable to Sublandlord in accordance with Section 13.16 of the Main Lease.

                12. Subtenant further agrees to indemnify and hold Sublandlord harmless from any claim of Landlord under the Main Lease, and against any claim for injury to persons, including death, and for property damage, arising out of the occupancy and use of the Subleased Premises by Subtenant, its officers, agents, employees or invitees.

                13. All notices required to be given under this Sublease shall be sent by prepaid registered or certified mail, return receipt requested, to the respective parties hereto at the addresses above stated, unless in either case a different address is specified by either party to the other in writing by prepaid registered or certified mail, return receipt requested. Any such notices shall be deemed to have been given upon deposit with the U.S. Mail, as aforesaid.

                14. Sublandlord hereby reserves the right to enter onto the Subleased Premises from time to time to ascertain whether Subtenant is in compliance with the provisions of this Sublease.

                15. Subtenant acknowledges and agrees that Sublandlord has the same rights of termination with respect to this Sublease as those granted to Landlord under the Main Lease.  Subtenant further agrees that Sublandlord may also terminate this Sublease upon sixty (60) days prior written notice to Subtenant if (i) Sublandlord sublets more than fifty percent (50%) of the Main Premises to a third party who does not want Subtenant to continue to occupy the Subleased Premises or (ii) Sublandlord and Landlord mutually agree to terminate the Main Lease prior to its expiration date.

                16. If any provision of this Sublease, or the particular application thereof, shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, the invalidity of such provision shall not be deemed to affect the validity of any other provision of this Sublease. Such invalid provisions shall be deemed to be stricken from this Sublease, which shall otherwise continue in full force and effect in all respects.

                17. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

                18. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                19. Pursuant to Section 2.2 of the Main Lease, Sublandlord has, as appurtenant to the Main Premises, the right to use in common with others thereto the common facilities located on the Lot (as defined in the Main Lease), including the parking spaces on the Lot. Sublandlord hereby grants Subtenant the right to use in accordance with Section 2.2 of the Main Lease up to twenty-five (25) of the parking spaces in common with Sublandlord .

                20. Sublandlord and Subtenant each warrant to the other that it has had no dealings with any broker or agent in connection with this Sublease and covenant to defend with counsel approved by the other party and to hold harmless and indemnify the other party from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent with respect to its dealings in connection with this Sublease or the negotiation thereof.

                21. The exercise by Sublandlord of any option set forth in Section 3.2 of the Main Lease to extend the term thereof shall have no effect on the term of this Sublease as set forth in Section 1 hereof.  However, if Sublandlord does exercise any such option, it shall have the right during the applicable renewal period to utilize at no cost all leasehold improvements made by Subtenant to the Subleased Premise during the term of this Sublease, which right shall survive the termination of this Sublease.  Subtenant shall have no right to exercise any such option should Sublandlord fail to do so.

              22. Subtenant agrees to allow Sublandlord access at all times to that portion of the Subleased Premises identified  as the Shared Space on Exhibit B.

              23. Sublandlord agrees to allow Subtenant access at all times to the rest rooms identified on Exhibit B as well as the area designated on Exhibit B as “Anika Emergency Exit” provided, however, that access to the latter area shall be limited solely for purposes of a second emergency exit.

              24. Sublandlord agrees to allow Subtenant to utilize at all times  the deionized water system of the Sublandlord located in both the Main Premises and the Subleased Premises. Subtenant agrees to pay on a pro rata basis for its share of the cost of such water system.

              25. The parties agree that Subtenant, its employees, affiliates, invitees and guests, do not have, nor shall have, access to Sublandlord’s cafeteria located in the Main Premises.

              26. Sublandlord shall have continued access to the  phone room and utility room in the Subleased Premises.

27. Notwithstanding anything to the contrary contained herein, this Sublease shall not become or be deemed to have become effective until mutually executed and delivered by Subtenant and Sublandlord and consented to by Landlord in writing.

EXECUTED under seal as of the day and year written

SUBLANDLORD:

MEDCHEM PRODUCTS, INC.

By:

Its:

SUBTENANT:

ANIKA RESEARCH. INC.

By:

Its: